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Slide 1

Subprime Mortgage Program

January 2007

Slide 2

Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request.

Foward Looking Statement

This presentation contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in this presentation, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading “Factors That May Affect Future Results” in Washington Mutual’s 2005 Annual Report on Form 10-K/A and “Cautionary Statements” in our Form 10-Q/A for the quarter ended March 31, 2006 and Forms 10-Q for the quarters ended June 30, 2006 and September 30, 2006 which include:
Volatile interest rates and the impact on mortgage rates;
Economic trends that negatively impact the real estate lending environment;
Risks related to the option adjustable-rate mortgage product;
Risks related to subprime lending;
Operational risks;
Risks related to credit card operations;
Changes in the regulation of financial services companies, housing government-sponsored enterprises and credit card lenders;
Competition from banking and nonbanking companies;
General business and economic conditions, including movements in interest rates, the slope of the yield curve, and the potential overextension of housing prices in certain geographic markets; and
Reputational risk.
There are other factors not described in our 2005 Form 10-K/A and 2006 Forms 10-Q and which are beyond the Company’s ability to anticipate or control that could cause results to differ.

Slide 3

Index

Page			Page
1	-	Cover	23	-	Documentation trends
2	-	Forward looking statement	24	-	Loan purpose trends
3	-	Index	25	-	Occupancy trends
4	-	Subprime Mortgage Overview	26	-	Long Beach Deal Stats 2006 - 2007
5	-	Subprime business expansion	28	-	Appraisal review
6	-	Mortgage business realignment	29	-	Consumer compliance
7	-	Organization Chart	30	-	Subprime Mortgage Conduit Overview
8	-	Management experience	31	-	Conduit strategy
9	-	Long Beach Mortgage Overview	32	-	Risk management- sellers
10	-	Historical timeline	33	-	Risk management - mortgages
11	-	Map of loan fulfillment centers	34	-	Collateral profile
12	-	Production trend	35	-	Subprime Servicing Overview
13	-	Changes in credit standards	36	-	Default management organization chart
16	-	2004 shift in credit quality	37	-	Servicing management experience
17	-	Serious delinquent trends	38	-	Servicer ratings
18	-	Piggyback performance trends	39	-	Recent improvements
19	-	FICO distribution trends	40	-	Impact of improvements
20	-	FICO distribution trends	42	-	Washington Mutual Overview
21	-	Piggyback trends	48	-	Contacts
22	-	Piggyback stated income trends

Slide 4

Subprime Mortgage Program Overview

Slide 5

WaMu is focusing on higher margin products
WaMu is committed to residential mortgage lending across the entire credit spectrum
      Improve profitability by expanding into higher-margin products offering a favorable risk/return profile
–         Long Beach Mortgage (broker-sourced subprime mortgage lender)
–         Subprime mortgage conduit (flow and bulk purchases)
–         Alt-A mortgage conduit expansion
–         Mortgage Banker Finance expansion (mortgage warehouse lending)
      Leverage existing expertise and infrastructure to improve efficiency
–         Subprime mortgage acquisition platform:Since 1999, WaMu has purchased $44 billion ($14 billion outstanding as of Aug. 2006) in subprime mortgages from third-parties
–         Infrastructure:Credit, compliance, capital markets, legal infrastructure already in place to serve needs of Long Beach Mortgage
–         Above average servicing platform:$45 billion in subprime mortgages serviced at September 30, 2006 on a platform that is highly rated by rating agencies

Slide 6

Realignment of all WaMu’s residential mortgage businesses under one roof

All residential lending channels integrated into the Home Loans division in 2006
Long Beach Mortgage previously under the Commercial division
Capital markets realignment due to integration of residential lending channels
All subprime mortgage capital markets activities, including Long Beach Mortgage, under the direction of one manager
Evaluation of best execution the same no matter which channel sources the loan
Subprime execution distinct from other product types
Subprime servicing default management fully integrated into WaMu servicing management structure
Upon integrating Long Beach Mortgage into Home Loans, default management for the Long Beach Mortgage portfolio also moved into Home Loans;
Separate default management teams and strategies for prime and subprime;
Both the Head of Servicing and the National Default Manager’s careers based in subprime servicing

Slide 7

WaMu Subprime  Organization  Kerry Killinger Chairman and CEO Steve Rotella President & COO David Schneider President, Home Loans Ron Cathcart EVP, Enterprise Risk Officer Arlene Hyde Division ExecutivePrime and Nonprime Wholesale Lending David Beck Division Executive Capital Markets John Berens Division Executive Servicing Cheryl Feltgen Division Executive Chief Risk Officer Production Operations Doug Potolsky SVP, Subprime Mortgage Capital Markets Steve Champney SVP, National Default Manager Alex Park SVP, Senior Credit Ofiicer - Subprime Appraisal Review Compliance Long Beach Mortgage Subprime Conduit Specialty Mortgage Finance Prime Subprime

Slide 8

Seasoned Management Team

Executive	Division	Title	Joined WaMu	Total Relevant Experience	Previous Employer
Doug Potolsky	Subprime Capital Markets	SVP Capital Markets	2006	25 years	JP Morgan Chase
Susan Sinn	Long Beach Mortgage	Wholesale Nonprime Operations Manager	2006	25 years	JP Morgan Chase
Dennis Lau	Specialty Mortgage Finance	FVP	1987	19 years	Washington Mutual
Jay Weisbrod	Long Beach Mortgage	Wholesale Production Manager	1994*	16 years	Beneficial
Dave Coultas	Long Beach Mortgage	FVP Capital Markets	2004	13 years	Washington Mutual
Alex Park	Credit Policy	Senior Credit Officer	2006	14 years	Fremont
John Berens	Servicing	SVP, Servicing	2005	24 years	JP Morgan Chase
Steve Champney	Servicing	SVP, Default Manager	2005	20 years	JP Morgan Chase
* joined Long Beach Bank, F.S.B.

Slide 9

Long Beach Mortgage
a division of Washington Mutual Bank

Slide 10

The Subprime Mortgage Industry’s Most Experienced Broker-Sourced Lender

The Subprime Mortgage Industry’s Most Experienced Broker-Sourced Lender

1988 Long Beach, fsb establishes Broker-Sourced operation

1994 Broker-sourced operations expands outside California

1996 Origination volume exceeds $1 billion in 43 states

1997 Broker-sourced division sold to newly formed public company*

1999 Long Beach Mortgage Company acquired by WaMu

2004 New Strategy Implemented

2006 Long Beach Mortgage became division of WMB

* New companies commence business as Long Beach Financial Corp and Long Beach Mortgage Company, respectively

Slide 11

Loan Fulfillment Centers are Strategically Located in Key Markets

Q2 2006 Top 10 states by dollar volume with average FICO (1st liens only)

Mississippi – N/A

CA 39.0%
FL 10.4%
TX 5.5%
IL 4.4%
NJ 4.2%
WA 4.1%
MD 4.0%
NY 3.1%
VA 2.5%
AZ 2.2%
Other 20.7%
100.0%

Slide 12

Long Beach Mortgage* Annual Origination Volume

1998	2.6
1999	3.2
2000	3.9
2001	5.5
2002	8.5
2003	11.497
2004	16.175
2005	29.781
2006 9 mos	15.751

* Subprime mortgage broker channel

Slide 13

Improving credit standards since 2004

Jan 2004 → Disallowed < 500 FICO primary borrowers
→ Ceased lending on manufactured housing
Jun 2005 → Eliminated “D” credit eligibility
Dec 2005 → Raised minimum FICO from 575 to 600 on piggyback loans
Mar 2006 → Lowered maximum LTV for Full Doc “C” borrowers
→ Established minimum FICO score for Non-owner Occupied loans
→ Disallowed private party 2nd liens for Non-owner Occupied loans
→ Implemented DISSCO screening for all loan submissions to minimize fraud related to incorrect applicant information and property overvaluation
Apr 2006 → Increased minimum Net Disposable Income requirements
→ Reintroduced bankruptcy seasoning requirements
→ Established First Time Home Buyer definition: no residential ownership for 24 months
→ Eliminated stated income wage earner loans for First Time Homebuyers
May 2006 → Raised piggyback stated income FICO score minimum to 620
→ Established additional guidelines for First Time Homebuyers
Owner-occupied only
Minimum credit scores established:
- Full Doc ≤ 90% LTV/CLTV = 550
- Full Doc > 90% LTV/CLTV = 600
- Stated Income = 620
Property type 1-2 units only
Maximum combined loan amount $750k
Non-financial institutions 2nd lien loans disallowed for LTV/CLTV ≥ 95%
Debt-to-income ratio maximum 50%
2 months reserves (PITI) required on stated income loans with LTV/CLTV > 80%
Bankruptcy seasoning ≥ 36 months
Payment shock maximum 200% on PITI

Slide 14

Improving credit standards since 2004 (cont)

Jun 2006 → Established maximum loan of $500,000 for non-owner occupied properties with LTV > 85%
Oct 2006 → Raised minimum credit history standard for high CLTV loans
Nov 2006 → Raised piggyback stated income FICO score minimum to 640
→ Revised bankruptcy discharge seasoning requirement to be dependent on LTV/CLTV rather than borrower quality (note Premium A+ requires minimum 24 months since bankruptcy regardless of LTV/CLTV)
36 months: LTV/CLTV = 90.01% - 100.00% (previously 95.01% - 100%)
24 months: LTV/CLTV = 85.01% - 90.00%
18 months: LTV/CLTV = 80.01% - 85.00%
→ First Time Home Buyers
Stated Income non-piggyback loan, established FICO minimum at 620
HistoryPro report on all subject properties
→ New guidelines for borrowers with a vested interest in a property but with no mortgage history
→ Minimum credit history
LTV/CLTV ≥ 90%: 1 of 3 trade lines minimum high credit balance of $2,500
Premium A+: 3 trade lines with a minimum of 24 months activity on at least one
→ Disallowed borrowers from switching to Stated Income from Full/Limited Doc
Jan 2007 → Minimum loan amount increased to $50,000 for 1st liens and $15,000 for 2nd liens → Maximum loans to one borrower decreased from 10 loans to 3 loans
→ Maximum aggregate loan amount to one borrower decreased from $6MM to $2.5MM → Minimum credit score for non-piggyback 1st liens increased
Stated income and 95% LTV/CLTV = 640
Full doc and >80% LTV/CLTV = 540
Full doc and ≤ 80% = 500

Slide 15

Improving credit standards since 2004 (cont)

Jan 2007 → Non-owner occupied purchase money loans: FICO minimum = 660; LTV/CLTV maximum = 80%
→ Revised minimum credit history requirements
Purchase money and LTV/CLTV ≥ 90% = 3 trade lines open for 24 months plus 1 open trade line with minimum high credit $2500 open ≥ 12 months
All non-owner occupied loans = 3 trade lines open for 24 months plus 1 open trade line with minimum high credit $2500 open ≥ 12 months
→ Limited seller concessions
→ Established maximum LTV/CLTV for Georgia, Michigan and Ohio loans
Full doc = 90%
Limited doc / stated income = 80%
→ Established maximum LTV/CLTV and minimum FICO for Illinois and Indiana loans
Full doc and LTV/CLTV > 95%: minimum FICO = 640
Stated income: minimum FICO = 640 and maximum LTV/CLTV = 95%
→ Reduced the maximum age at funding of qualifying documents from 90 days to 60 days
→ Require 12 months canceled checks for verification of rent
→ Original LTV/CLTV used when refinancing properties owned ≤ 6 months
→ Original LTV/CLTV used when refinancing owner-occupied properties owned ≤ 12 months
→ Purchase money loans on properties owned by seller ≤ 6 months are disallowed
→ Property value increases > 20% in 12 months require a driveby appraisal and documented support
→ Established guidelines for loans backed by properties inherited within the prior 12 months

Slide 16

A Major Shift in Characteristics in 2004

	FICO < 500 (left axis)	AVG FICO (right axis)	Manufactured Housing
ABS 2000-LB1	13.2%	568.59	0.0571
LBMLT 2001-1	16.9%	561.92	0.069
LBMLT 2001-2	14.2%	570.52	0.0605
LBMLT 2001-3	12.2%	576.11	0.0571
LBMLT 2001-4	16.0%	567.39	0.054
LBMLT 2002-1	13.4%	588.02	0.0396
LBMLT 2002-2	16.3%	580.19	0.0414
LBMLT 2002-3	14.2%	589.31	0.0402
LBMLT 2002-4	9.3%	602.52	0.0369
LBMLT 2002-5	9.2%	611.61	0.0285
LBMLT 2003-1	7.2%	628.02	0.0248
LBMLT 2003-2	11.0%	603.17	0.03
FNMA 2003-W5	0.2%	661.19	0.0309
LBMLT 2003-3	10.5%	604.82	0.0305
FNMA 2003-W9	0.2%	666.63	0.0303
LBMLT 2003-4	3.8%	635.12	0.0339
LBMLT 2004-1	2.2%	643.17	0
LBMLT 2004-2	0.7%	635.8	0
LBMLT 2004-3	0.5%	637.47	0
LBMLT 2004-4	0.2%	640.99	0
LBMLT 2004-5	0.1%	642.19	0
LBMLT 2004-6	0.1%	636.4	0
LBMLT 2005-1	0.1%	632.8	0
LBMLT 2005-2	0.1%	635.68	0
LBMLT 2005-WL1	0.1%	632.81	0
LBMLT 2005-WL2	0.2%	630.36	0
LBMLT 2005-3	0.0%	654.85	0
LBMLT 2005-WL3	0.0%	641.00	0
LBMLT 2006-WL1	0.0%	639.31	0
LBMLT 2006-1	0.0%	632.83	0
LBMLT 2006-WL2	0.08%	637.00	0
LBMLT 2006-WL3	0.13%	636.00	0
LBMLT 2006-2	0.18%	632.00	0
LBMLT 2006-3	0.24%	634.00	0
LBMLT 2006-4	0.19%	635.00	0
LBMLT 2006-5	0.16%	631.00	0
LBMLT 2006-6	0.00%	639.00	0
LBMLT 2006-7	0.00%	638.00	0
LBMLT 2006-8	0.00%	639.00	0

	FICO < 500 (left axis)	AVG FICO (right axis)	Manufactured Housing
ABS 2000-LB1	13.2%	568.59	0.0571
LBMLT 2001-1	16.9%	561.92	0.069
LBMLT 2001-2	14.2%	570.52	0.0605
LBMLT 2001-3	12.2%	576.11	0.0571
LBMLT 2001-4	16.0%	567.39	0.054
LBMLT 2002-1	13.4%	588.02	0.0396
LBMLT 2002-2	16.3%	580.19	0.0414
LBMLT 2002-3	14.2%	589.31	0.0402
LBMLT 2002-4	9.3%	602.52	0.0369
LBMLT 2002-5	9.2%	611.61	0.0285
LBMLT 2003-1	7.2%	628.02	0.0248
LBMLT 2003-2	11.0%	603.17	0.03
FNMA 2003-W5	0.2%	661.19	0.0309
LBMLT 2003-3	10.5%	604.82	0.0305
FNMA 2003-W9	0.2%	666.63	0.0303
LBMLT 2003-4	3.8%	635.12	0.0339
LBMLT 2004-1	2.2%	643.17	0
LBMLT 2004-2	0.7%	635.8	0
LBMLT 2004-3	0.5%	637.47	0
LBMLT 2004-4	0.2%	640.99	0
LBMLT 2004-5	0.1%	642.19	0
LBMLT 2004-6	0.1%	636.4	0
LBMLT 2005-1	0.1%	632.8	0
LBMLT 2005-2	0.1%	635.68	0
LBMLT 2005-WL1	0.1%	632.81	0
LBMLT 2005-WL2	0.2%	630.36	0
LBMLT 2005-3	0.0%	654.85	0
LBMLT 2005-WL3	0.0%	641.00	0
LBMLT 2006-WL1	0.0%	639.31	0
LBMLT 2006-1	0.0%	632.83	0
LBMLT 2006-WL2	0.08%	637.00	0
LBMLT 2006-WL3	0.13%	636.00	0
LBMLT 2006-2	0.18%	632.00	0
LBMLT 2006-3	0.24%	634.00	0
LBMLT 2006-4	0.19%	635.00	0
LBMLT 2006-5	0.16%	631.00	0
LBMLT 2006-6	0.00%	639.00	0
LBMLT 2006-7	0.00%	638.00	0
LBMLT 2006-8	0.00%	639.00	0

Slide 17

Proactive response to negative industry trends

Subprime performance has deteriorated in 2006 more for Long Beach than the industry

	2003	2004	2005	2006
Industry	0.88%	0.80%	1.32%	2.53%
Long Beach	1.29%	0.65%	1.32%	4.18%
	2003	2004	2005	2006
Industry	1.19%	0.93%	1.55%	4.11%
Long Beach	1.89%	0.86%	1.59%	4.98%

Management actions have been effective in reducing these and other high-risk loan types

	2003	2004	2005	2006
Industry	9.22%	13.49%	22.07%	23.49%
Long Beach	22.59%	35.38%	41.35%	43.46%

2006-1	58.4%
2006-2	52.5%
2006-3	53.1%
2006-4	61.1%
2006-5	44.1%
2006-6	48.3%
2006-7	46.2%
2006-8	44.7%
2006-9	41.8%
2006-10	37.3%
2006-11	32.9%

 Source: LoanPerformance, Washington Mutual
Data as of December 21, 2006

Slide 18
Historical performance of Piggyback 1st Liens compared to Stand-alone 1sts with 80% LTV lifetime Cumulative Default
80% Loan-to-value Ratio

LBMLT 2005-WL1	0.46%	0.07%	28.55%	46.83%	18.28%	0.13%	0.03%
LBMLT 2005-WL2	0.16%	0.10%	27.89%	52.25%	24.36%	0.04%	0.05%

Lifetime Severity
80% Loan-to-value Ratio

	total
	Default PB	Default Non-PB	Severity PB	Severity Non-PB	Diff	Loss PB	Loss Non-PB
LBMLT 2003-1	2.30%	2.71%	18.73%	48.40%	29.67%	0.43%	1.31%
LBMLT 2003-2	5.70%	4.67%	22.02%	48.16%	26.14%	1.26%	2.25%
LBMLT 2003-3	5.18%	3.96%	27.62%	50.67%	23.05%	1.43%	2.01%
LBMLT 2003-4	1.81%	2.16%	26.04%	45.53%	19.49%	0.47%	0.98%
LBMLT 2004-1	1.71%	1.44%	21.18%	41.80%	20.62%	0.36%	0.60%
LBMLT 2004-2	1.68%	1.71%	25.49%	40.64%	15.15%	0.43%	0.69%
LBMLT 2004-3	1.12%	1.14%	33.13%	46.83%	13.71%	0.37%	0.53%
LBMLT 2004-4	1.37%	1.43%	21.84%	33.44%	11.61%	0.30%	0.48%
LBMLT 2004-5	1.14%	0.32%	18.99%	43.33%	24.34%	0.22%	0.14%
LBMLT 2004-6	0.88%	0.71%	18.79%	45.73%	26.94%	0.16%	0.32%
LBMLT 2005-1	1.14%	0.80%	24.05%	47.50%	23.45%	0.27%	0.38%
LBMLT 2005-2	0.96%	0.27%	32.93%	48.14%	15.21%	0.32%	0.13%
LBMLT 2005-WL1	0.46%	0.07%	28.55%	46.83%	18.28%	0.13%	0.03%
LBMLT 2005-WL2	0.16%	0.10%	27.89%	52.25%	24.36%	0.04%	0.05%

Lifetime Cumulative Loss
80% Loan-to-value Ratio

	total
	Default PB	Default Non-PB	Severity PB	Severity Non-PB	Diff	Loss PB	Loss Non-PB
LBMLT 2003-1	2.30%	2.71%	18.73%	48.40%	29.67%	0.43%	1.31%
LBMLT 2003-2	5.70%	4.67%	22.02%	48.16%	26.14%	1.26%	2.25%
LBMLT 2003-3	5.18%	3.96%	27.62%	50.67%	23.05%	1.43%	2.01%
LBMLT 2003-4	1.81%	2.16%	26.04%	45.53%	19.49%	0.47%	0.98%
LBMLT 2004-1	1.71%	1.44%	21.18%	41.80%	20.62%	0.36%	0.60%
LBMLT 2004-2	1.68%	1.71%	25.49%	40.64%	15.15%	0.43%	0.69%
LBMLT 2004-3	1.12%	1.14%	33.13%	46.83%	13.71%	0.37%	0.53%
LBMLT 2004-4	1.37%	1.43%	21.84%	33.44%	11.61%	0.30%	0.48%
LBMLT 2004-5	1.14%	0.32%	18.99%	43.33%	24.34%	0.22%	0.14%
LBMLT 2004-6	0.88%	0.71%	18.79%	45.73%	26.94%	0.16%	0.32%
LBMLT 2005-1	1.14%	0.80%	24.05%	47.50%	23.45%	0.27%	0.38%
LBMLT 2005-2	0.96%	0.27%	32.93%	48.14%	15.21%	0.32%	0.13%
LBMLT 2005-WL1	0.46%	0.07%	28.55%	46.83%	18.28%	0.13%	0.03%
LBMLT 2005-WL2	0.16%	0.10%	27.89%	52.25%	24.36%	0.04%	0.05%

Slide 19

Impact of credit changes on FICO distribution
        Fewer sub-600 FICOs
        More FICOs 600 to 650
Average FICO Score and % FICO < 600 - 1sts

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
% < 600 - 1sts	30.41%	30.58%	32.00%	30.14%	26.69%	26.61%	26.11%	26.55%	26.75%	26.49%	26.27%	27.51%	25.17%	26.19%	23.92%	23.02%	21.45%	21.72%	20.88%	20.37%	19.24%
FICO - 1sts < 600	564.00	563.00	563.00	564.00	562.00	564.00	563.00	564.00	561.00	564.00	563.00	563.00	559.00	558.00	555.00	558.00	557.00	560.00	558.00	557.00	558.00

Average FICO Score and % FICO 600 - 650 - 1sts

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
% 600 - 650 - 1sts	35.12%	34.81%	34.85%	35.34%	34.96%	34.58%	35.48%	35.38%	34.97%	34.58%	36.18%	36.56%	37.31%	39.87%	40.73%	42.54%	43.95%	42.48%	43.74%	41.08%	43.37%
FICO - 1sts 600-650	626.00	625.00	626.00	626.00	626.00	626.00	626.00	626.00	626.00	627.00	626.00	625.00	626.00	626.00	627.00	626.00	626.00	626.00	626.00	627.00	626.00
									24.16%	24.08%	24.49%	27.64%	20.34%	19.56%	18.39%	18.53%	20.22%	19.20%	21.20%	18.81%	20.98%

Average FICO Score and % FICO > 650 - 1sts

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
% > 650 - 1sts	34.46%	34.61%	33.15%	34.52%	38.34%	38.81%	38.41%	38.07%	38.29%	38.94%	37.55%	35.93%	37.52%	33.94%	35.36%	34.44%	34.60%	35.80%	35.37%	38.56%	37.39%
FICO - 1sts > 650	692.00	691.00	691.00	693.00	694.00	694.00	694.00	694.00	695.00	694.00	693.00	692.00	692.00	692.00	691.00	689.00	689.00	692.00	691.00	693.00	693.00

Slide 20

Improved FICO characteristics
Improving Average FICO on 1sts
Average FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
FICO - 1sts	635.80	629.10	627.30	630.10	634.80	636.00	635.80	635.70	635.10	638.20	634.60	632.00	633.90	630.50	632.30	632.20	633.00	635.00	635.00	638.00	638.00
FICO - 2nds	657.50	653.60	652.30	652.90	656.00	657.20	657.50	656.10	658.50	659.90	656.40	653.10	659.70	659.40	659.50	658.20	657.00	660.00	657.00	660.00	657.00

And a tighter FICO distribution

FICO Distribution

	December 2004	January 2006	August 2006
< 600	30.41%	26.19%	19.24%
600 - 650	35.12%	39.87%	43.37%
> 650	34.46%	33.94%	37.39%

Slide 21

Improvements in collateral mix
Fewer piggyback loans
% of 1sts with a Simultaneous 2nd
 and Average FICO Score

May-06	Jun-06	Jul-06	Aug-06
50.52%	47.37%	46.62%	45.12%
660.00	657.00	660.00	657.00

% of 1sts without a Simultaneous 2nd

and Average FICO Score

Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
50.02%	49.25%	49.48%	52.63%	53.38%	54.88%
606.22	608.27	609.48	615.20	618.79	622.38

Slide 22

A Shift Away from Piggyback Stated Income
Change in Volume – Piggyback

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Piggyback 1st Volume	100%	82%	77%	112%	122%	142%	161%	131%	157%	142%	135%	126%	117%	89%	102%	117%	92%	94%	81%	68%	84%
Piggyback 1st Volume - Stated	100%	87%	82%	122%	137%	167%	194%	157%	189%	169%	158%	141%	150%	116%	131%	139%	103%	98%	82%	69%	86%
All Other 1sts	100%	83%	78%	102%	102%	108%	120%	105%	127%	106%	102%	93%	81%	71%	77%	91%	72%	75%	72%	62%	79%
Non-piggyback 1sts	100%	86%	81%	102%	100%	105%	117%	105%	129%	104%	98%	87%	81%	74%	79%	90%	68%	70%	69%	60%	78%

Change in Volume - Piggyback Stated Income

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Piggyback 1st Volume	100%	82%	77%	112%	122%	142%	161%	131%	157%	142%	135%	126%	117%	89%	102%	117%	92%	94%	81%	68%	84%
Piggyback 1st Volume - Stated	100%	87%	82%	122%	137%	167%	194%	157%	189%	169%	158%	141%	150%	116%	131%	139%	103%	98%	82%	69%	86%
All Other 1sts	100%	83%	78%	102%	102%	108%	120%	105%	127%	106%	102%	93%	81%	71%	77%	91%	72%	75%	72%	62%	79%
Non-piggyback 1sts	100%	86%	81%	102%	100%	105%	117%	105%	129%	104%	98%	87%	81%	74%	79%	90%	68%	70%	69%	60%	78%

Note: base = Dec 2004 monthly origination volume; piggyback = 1st lien loan having a 2nd lien loan originated simultaneously

Slide 23

Higher Average FICOs and more Full Docs
Full Doc 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Stated 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Limited 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Full Doc 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Stated 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Limited 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Full Doc - 1sts	55.47%	52.69%	53.44%	51.73%	49.96%	48.04%	46.58%	46.81%	46.58%	47.21%	47.45%	48.23%	43.20%	43.11%	42.87%	46.70%	47.80%	52.47%	53.25%	53.35%	52.13%
FICO Full Doc - 1sts	612.20	610.10	606.20	607.80	612.40	612.80	611.00	611.30	612.10	616.80	612.20	611.00	609.00	608.70	611.10	613.70	617.00	621.00	622.00	627.00	628.00
Full Doc - 2nds	46.96%	43.96%	43.64%	42.24%	40.47%	38.12%	36.26%	37.12%	35.93%	36.03%	37.13%	39.10%	30.55%	29.78%	31.09%	35.26%	38.38%	40.93%	42.31%	42.08%	42.07%
FICO Full Doc - 2nds	635.50	634.60	631.20	629.70	633.30	633.80	631.20	631.10	634.50	635.80	633.00	630.20	640.10	645.60	643.50	644.70	646.00	650.00	647.00	651.00	648.00
Stated - 1sts	42.31%	45.01%	44.02%	45.78%	47.75%	49.69%	50.79%	50.71%	50.53%	49.38%	49.27%	47.72%	52.62%	52.59%	53.16%	49.41%	47.77%	42.80%	41.54%	41.40%	42.54%
FICO Stated - 1sts	653.80	652.30	653.80	656.30	659.50	659.60	660.00	659.00	657.50	660.30	657.30	655.00	655.40	649.30	650.90	649.90	650.00	654.00	652.00	653.00	652.00
Stated - 2nds	50.70%	53.85%	53.94%	55.29%	57.34%	59.45%	60.96%	60.46%	61.24%	60.53%	59.28%	56.82%	65.34%	65.47%	65.28%	60.28%	56.63%	53.08%	51.21%	51.16%	51.87%
FICO Stated - 2nds	671.20	670.30	670.30	671.90	673.00	673.30	674.30	672.60	673.80	675.90	672.20	670.40	670.20	666.50	668.00	666.10	665.00	670.00	666.00	669.00	665.00
Limited Doc - 1sts	2.23%	2.30%	2.54%	2.49%	2.29%	2.27%	2.63%	2.49%	2.90%	3.41%	3.29%	4.05%	4.18%	4.30%	3.98%	3.90%	4.43%	4.73%	5.21%	5.25%	5.33%
FICO Limited Doc - 1sts	625.30	612.20	613.50	612.50	607.00	610.10	608.60	610.30	612.30	616.80	616.60	611.00	619.50	618.80	611.80	630.80	622.00	627.00	629.00	634.00	631.00
Limited Doc - 2nds	2.34%	2.19%	2.41%	2.47%	2.20%	2.43%	2.78%	2.42%	2.84%	3.44%	3.59%	4.08%	4.11%	4.76%	3.63%	4.47%	4.99%	5.99%	6.49%	6.76%	6.06%
FICO Limited Doc - 2nds	642.50	626.00	632.70	623.10	629.70	629.40	632.50	625.40	630.30	630.00	636.40	631.40	640.50	648.30	642.60	656.70	643.00	650.00	647.00	649.00	648.00

Note: Long Beach Mortgage does not originate stand-alone 2nds

Slide 24

Higher Average FICOs for each loan purpose

Purchase 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

 Cashout 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

Refi (no cashout) 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

Purchase 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

Cashout 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

Refi (no cashout) 2nds % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Purch - 1sts	52.28%	51.52%	50.78%	55.02%	57.94%	60.36%	63.04%	60.71%	60.12%	63.89%	60.77%	61.00%	64.31%	59.81%	59.20%	61.92%	60.28%	53.30%	52.06%	49.89%	48.56%
FICO Purch - 1sts	649.00	648.40	647.80	649.30	651.70	652.90	652.20	652.40	652.00	654.20	651.60	648.10	650.80	649.50	651.10	647.70	648.00	652.00	653.00	657.00	656.00
Purch - 2nds	83.67%	83.68%	81.46%	85.50%	86.17%	87.01%	90.11%	90.17%	88.90%	91.89%	89.38%	87.67%	89.46%	88.15%	87.08%	87.86%	87.83%	84.85%	84.35%	81.91%	81.67%
FICO Purch - 2nds	656.5	656.00	655.00	655.50	657.90	659.30	659.00	657.30	660.00	659.30	657.80	655.00	661.40	661.10	661.70	659.20	658.00	662.00	658.00	662.00	659.00
Cashout - 1sts	43.96%	44.58%	45.18%	41.69%	38.75%	36.38%	34.07%	36.35%	37.05%	33.41%	36.07%	35.52%	32.00%	35.98%	36.84%	34.46%	35.94%	42.43%	43.59%	44.25%	43.99%
FICO Cashout - 1sts	609.70	609.10	607.00	607.60	611.80	610.70	607.60	609.40	609.40	609.90	607.90	607.30	603.40	601.60	604.50	607.20	611.00	617.00	615.00	618.00	619.00
Cashout - 2nds	15.13%	14.99%	17.50%	13.79%	13.22%	12.20%	9.13%	9.08%	10.49%	7.51%	10.04%	11.52%	10.07%	11.33%	12.42%	11.63%	11.40%	14.27%	14.50%	14.10%	10.78%
FICO Cashout - 2nds	639.4	641.90	640.60	637.90	643.70	644.20	642.20	646.00	645.70	669.60	644.70	640.00	645.90	647.00	644.80	650.90	646.00	648.00	650.00	652.00	653.00
Refi (no cashout) - 1sts	3.76%	3.90%	4.04%	3.29%	3.31%	3.27%	2.89%	2.93%	2.82%	2.71%	3.17%	3.48%	3.69%	4.21%	3.96%	3.63%	3.78%	4.26%	4.35%	5.85%	7.45%
FICO Refi (no cashout) - 1sts	605.6	602.80	597.80	596.10	607.90	606.30	609.70	608.70	610.50	611.30	612.10	603.20	603.90	607.00	610.30	606.10	620.00	616.00	609.00	621.00	634.00
Refi (no cashout) - 2nds	1.20%	1.33%	1.04%	0.71%	0.60%	0.79%	0.77%	0.76%	0.61%	0.60%	0.58%	0.81%	0.48%	0.52%	0.50%	0.51%	0.77%	0.88%	1.16%	3.99%	7.55%
FICO Refi (no cashout) - 2nds	640	639.5	638.6	629.5	649.2	631.7	641.3	627	650	624.2	635.3	632.8	637.4	646.9	643.7	640.4	640	650	644	644	647

Slide 25

Higher Average FICOs for loans to investors

Owner Occupied 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Owner Occ - 1sts	88.72%	87.60%	87.12%	87.78%	88.14%	89.32%	89.22%	89.42%	88.95%	88.68%	89.02%	88.94%	89.26%	88.27%	88.47%	89.24%	91.15%	90.81%	90.92%	90.13%	89.47%
FICO OO - 1sts	626.90	625.70	623.40	626.80	631.80	633.10	633.20	632.90	632.30	635.30	632.50	630.00	632.10	628.20	630.30	630.40	631.00	633.00	633.00	635.00	636.00

Nonowner Occ - 1sts	10.10%	11.41%	11.63%	10.94%	10.59%	9.45%	9.36%	9.08%	9.83%	10.32%	10.06%	9.74%	9.51%	10.27%	9.89%	9.59%	7.37%	7.86%	7.73%	8.24%	8.73%
FICO NOO - 1sts	654.20	655.00	654.90	654.30	657.10	660.20	658.80	657.00	657.40	657.50	650.80	650.10	650.20	646.50	648.80	647.50	661.00	667.00	663.00	669.00	664.00

2nd Home - 1sts	1.18%	0.99%	1.25%	1.29%	1.27%	1.23%	1.43%	1.50%	1.22%	1.01%	0.93%	1.32%	1.24%	1.47%	1.65%	1.17%	1.49%	1.34%	1.35%	1.63%	1.80%
FICO 2nd Home - 1sts	665.3	636.50	644.70	654.80	658.60	656.80	646.20	661.30	655.70	702.60	654.80	633.70	641.20	652.60	638.70	646.70	653.00	642.00	635.00	640.00	644.00

Nonowner 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Owner Occ - 1sts	88.72%	87.60%	87.12%	87.78%	88.14%	89.32%	89.22%	89.42%	88.95%	88.68%	89.02%	88.94%	89.26%	88.27%	88.47%	89.24%	91.15%	90.81%	90.92%	90.13%	89.47%
FICO OO - 1sts	626.90	625.70	623.40	626.80	631.80	633.10	633.20	632.90	632.30	635.30	632.50	630.00	632.10	628.20	630.30	630.40	631.00	633.00	633.00	635.00	636.00

Nonowner Occ - 1sts	10.10%	11.41%	11.63%	10.94%	10.59%	9.45%	9.36%	9.08%	9.83%	10.32%	10.06%	9.74%	9.51%	10.27%	9.89%	9.59%	7.37%	7.86%	7.73%	8.24%	8.73%
FICO NOO - 1sts	654.20	655.00	654.90	654.30	657.10	660.20	658.80	657.00	657.40	657.50	650.80	650.10	650.20	646.50	648.80	647.50	661.00	667.00	663.00	669.00	664.00

2nd Home - 1sts	1.18%	0.99%	1.25%	1.29%	1.27%	1.23%	1.43%	1.50%	1.22%	1.01%	0.93%	1.32%	1.24%	1.47%	1.65%	1.17%	1.49%	1.34%	1.35%	1.63%	1.80%
FICO 2nd Home - 1sts	665.3	636.50	644.70	654.80	658.60	656.80	646.20	661.30	655.70	702.60	654.80	633.70	641.20	652.60	638.70	646.70	653.00	642.00	635.00	640.00	644.00

2nd Home 1sts % and FICO Score

	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06
Owner Occ - 1sts	88.72%	87.60%	87.12%	87.78%	88.14%	89.32%	89.22%	89.42%	88.95%	88.68%	89.02%	88.94%	89.26%	88.27%	88.47%	89.24%	91.15%	90.81%	90.92%	90.13%	89.47%
FICO OO - 1sts	626.90	625.70	623.40	626.80	631.80	633.10	633.20	632.90	632.30	635.30	632.50	630.00	632.10	628.20	630.30	630.40	631.00	633.00	633.00	635.00	636.00

Nonowner Occ - 1sts	10.10%	11.41%	11.63%	10.94%	10.59%	9.45%	9.36%	9.08%	9.83%	10.32%	10.06%	9.74%	9.51%	10.27%	9.89%	9.59%	7.37%	7.86%	7.73%	8.24%	8.73%
FICO NOO - 1sts	654.20	655.00	654.90	654.30	657.10	660.20	658.80	657.00	657.40	657.50	650.80	650.10	650.20	646.50	648.80	647.50	661.00	667.00	663.00	669.00	664.00

2nd Home - 1sts	1.18%	0.99%	1.25%	1.29%	1.27%	1.23%	1.43%	1.50%	1.22%	1.01%	0.93%	1.32%	1.24%	1.47%	1.65%	1.17%	1.49%	1.34%	1.35%	1.63%	1.80%
FICO 2nd Home - 1sts	665.3	636.50	644.70	654.80	658.60	656.80	646.20	661.30	655.70	702.60	654.80	633.70	641.20	652.60	638.70	646.70	653.00	642.00	635.00	640.00	644.00

Slide 26

2006 Transaction Balance

	Aggregate	2006-1		2006-2		2006-3		2006-4		2006-5		2006-6		2006-7		2006-8		2006-9		2006-10		2006-11
Issue Date		Feb 7, 2006		Mar 7, 2006		Apr 6, 2006		May 9, 2006		Jun 15, 2006		Jul 26, 2006		Aug 30, 2006		Sep 21, 2006		Oct 12, 2006		Nov 9, 2006		Dec 14, 2006
Aggregate Pool Size (billions)	$ 18	$ 2.50		$ 3.00		$ 1.74		$ 1.92		$ 1.93		$ 1.69		$ 1.60		$ 1.38		$ 1.52		$ 1.01		$ 1.50
Average Loan Size		$ 221,218		$ 203,813		$ 213,779		$ 194,309		$ 200,960		$ 212,127		$ 212,882		$ 214,166		$ 217,404		$ 215,152		$ 235,110
Weighted Average Coupon		8.25%		8.54%		8.51%		8.55%		8.60%		8.39%		8.39%		8.46%		8.53%		8.47%		8.20%
ARM Gross Margin		5.11%		5.10%		5.10%		5.10%		5.10%		5.10%		5.09%		5.11%		5.10%		5.11%		5.11%
FICO		633		632		634		635		631		639		638		639		639		635		639
FICO < 600		26.7%		25.7%		23.0%		20.0%		23.1%		18.7%		18.8%		18.7%		18.9%		21.2%		21.1%
Original Loan to Value Ratio		79.7%		80.9%		80.7%		80.8%		80.9%		80.9%		80.8%		81.2%		81.8%		81.7%		81.3%
Combined Loan to Value Ratio		90.7%		90.8%		90.6%		92.4%		89.2%		90.2%		89.7%		89.9%		89.9%		88.9%		87.7%
Debt to Income Ratio		41.6%		41.7%		41.4%		41.7%		41.0%		41.5%		41.5%		39.4%		39.5%		39.5%		39.3%
1st Liens		100.0%	633	96.3%	631	96.0%	633	95.0%	633	95.0%	630	95.0%	638	94.6%	637	94.0%	638	93.8%	637	93.8%	634	93.8%	638
2nd Liens		0.0%	na	3.7%	659	4.0%	661	5.0%	660	5.0%	657	5.0%	658	5.4%	658	6.0%	658	6.3%	658	6.2%	655	6.3%	659
1sts Liens with 2nd Liens (Total Pool)		58.4%	653	52.5%	654	53.1%	na	61.1%	650	44.1%	651	48.3%	657	46.2%	657	44.7%	657	41.8%	657	37.3%	654	32.9%	657
1sts Liens with 2nd Liens (% of 1sts)		58.4%	653	54.5%	654	55.4%	na	64.3%	650	46.4%	651	50.9%	657	48.9%	657	47.6%	657	44.5%	657	39.6%	654	35.1%	657
Adjustable Rate Mortgages		91.3%	633	88.1%	632	87.3%	633	85.9%	634	82.8%	630	83.9%	638	83.9%	636	82.6%	636	81.9%	636	78.8%	631	75.9%	634
Fixed Rate Mortgages		8.7%	628	11.9%	632	12.7%	638	14.1%	639	17.3%	637	16.2%	643	16.1%	646	17.4%	655	18.2%	653	21.2%	652	24.2%	657
Loans with Prepay Penalties		67.8%	633	66.1%	632	67.9%	634	67.3%	636	67.9%	631	71.7%	640	69.1%	640	75.1%	640	74.9%	641	75.5%	637	79.5%	640
Interest Only Loans		7.6%	674	8.5%	667	8.1%	664	7.1%	662	7.3%	668	6.4%	669	6.3%	666	7.5%	666	6.3%	671	8.5%	669	8.8%	665
40 Year Amortization		44.6%	648	45.0%	645	44.9%	649	41.7%	652	45.0%	640	52.8%	647	52.1%	646	46.3%	648	49.3%	646	43.9%	640	49.9%	642
Full Documentation		46.3%	610	43.6%	609	42.6%	612	44.0%	614	48.7%	617	51.0%	624	53.6%	626	52.3%	629	52.5%	628	57.7%	626	60.3%	632
Stated Income		49.2%	655	52.5%	652	53.6%	653	52.4%	652	46.8%	648	44.2%	656	41.4%	653	41.9%	654	42.1%	653	38.3%	649	34.9%	652
Limited Documentation		4.6%	616	3.9%	616	3.8%	614	3.7%	629	4.5%	621	4.8%	634	5.0%	632	5.8%	629	5.5%	631	4.0%	630	4.9%	630
Owner Occupied		89.6%	631	89.1%	630	88.7%	632	90.6%	634	89.2%	628	91.4%	636	91.4%	636	91.1%	637	89.7%	636	90.5%	632	91.4%	636
Non-owner Occupied		9.1%	649	9.6%	646	9.8%	649	8.6%	646	9.2%	660	7.4%	665	7.1%	665	7.5%	669	8.5%	665	7.9%	662	7.3%	670
2nd Home		1.3%	641	1.3%	650	1.5%	642	0.8%	644	1.6%	645	1.2%	643	1.4%	641	1.4%	650	1.8%	638	1.7%	660	1.3%	649
Purchase		63.2%	649	61.9%	650	60.7%	652	68.3%	649	56.8%	647	56.2%	654	52.3%	656	51.7%	657	49.5%	655	46.0%	654	40.1%	657
Cashout		33.2%	604	34.2%	603	35.5%	606	28.6%	605	39.7%	611	39.4%	619	43.9%	619	41.3%	619	42.0%	619	45.8%	617	52.3%	625
Rate/Term Refi		3.7%	607	3.8%	602	3.9%	613	3.1%	602	3.6%	609	4.4%	617	3.8%	611	6.9%	631	8.5%	640	8.2%	632	7.6%	639
California		39.9%	644	39.8%	643	41.4%	645	38.2%	647	38.2%	641	41.8%	648	39.5%	648	39.6%	648	40.1%	647	35.9%	645	45.5%	649
Florida		8.2%	629	7.5%	632	8.7%	626	9.1%	636	9.8%	628	10.4%	636	11.6%	633	11.8%	635	9.8%	635	10.3%	630	7.1%	627
Illinois		6.7%	639	5.5%	633	4.6%	639	5.6%	632	4.7%	632	4.0%	645	4.8%	636	2.9%	639	4.5%	641	3.5%	632	3.3%	639
Texas		4.8%	610	4.5%	617	4.2%	613	5.3%	623	5.5%	620	5.1%	624	5.2%	629	4.6%	631	4.6%	630	4.9%	637	3.8%	624

Slide 27

2007 Transaction Statistics

	2007-1
Issue Date	Jan. 16, 2006
Aggregate Pool Size (billions)	$ 1.39
Average Loan Size	$ 223,759
Weighted Average Coupon	8.15%
ARM Gross Margin	5.13%
FICO	637
FICO < 600	21.4%
Original Loan to Value Ratio	81.4%
Combined Loan to Value Ratio	87.2%
Debt to Income Ratio	40.2%
1st Liens	93.8%	636
2nd Liens	6.2%	655
1sts Liens with 2nd Liens (Total Pool)	30.4%	655
1sts Liens with 2nd Liens (% of 1sts)	32.4%	655
Adjustable Rate Mortgages	74.2%	632
Fixed Rate Mortgages	25.8%	653
Loans with Prepay Penalties	79.8%	638
Interest OnlyLoans	9.4%	668
40 Year Amortization	46.1%	639
Full Documentation	61.7%	630
Stated Income	32.7%	653
Limited Documentation	5.6%	628
Owner Occupied	90.2%	635
Non-owner Occupied	7.9%	662
2nd Home	1.9%	660
Purchase	38.6%	653
Cashout	49.4%	624
Rate/Term Refi	12.0%	643
California	40.5%	648
Florida	7.3%	632
Illinois	3.9%	634
Texas	4.8%	625

Slide 28

Risk Management – Appraisal Review
          100% appraisal review by Long Beach Mortgage underwriters
          100% appraisal review to Washington Mutual standards
        OptisValue System is WMB’s rules-based system and checks eligibility of 100% of appraisals
        CoreLogic’s HistoryPro and ThirdParty Scorecard are used on 100% of properties to reduce the risk of fraud
        HistoryPro calculates an f-score (0 – 25) that represents the likelihood of flipping
          Score 0: appraisal review complete
          Score 1 – 3: CoreLogic’s AVMSelect used to verify value
–         15 AVM vendors tested on > 44,000 properties purchased Q4 2005
–         Top 5 vendors assigned by county
–         Choice of vendor based on accuracy and hit rate of AVM
–         Verification annually
–         AVM value triggers technical review if < 85% or > 120% of appraisal
•          Score 4 – 25: Appraisal sent to vendor management company for a technical review
        ThirdParty Scorecardcalculates a score (0 – 25) that represents the likelihood the broker is committing collateral fraud; scores > 5 require vendor management company to complete a technical review
           Technical reviews performed by eAppraiseIT (First American) and LSI (Fidelity)
1.        Certified or licensed appraisers perform desktop or driveby review on about 30% of appraisals
2.        Currently, each vendor assigned half of all reviews for each geographic area
3.        Eventually, choice will be based on review quality, valuation accuracy and speed
          Loans underwritten using lower of appraised or revised value (0% tolerance)

Slide 29

Strong Compliance Culture

Compliance reporting lines are independent of business units
LBM compliance officers dedicated to loan fulfillment centers
High cost calculations automated in the loan origination system and prohibit approval of high cost loans
100% of loans are reviewed for, among other things, compliance with key consumer regulations prior to funding
100% of refinance loans must pass a net tangible benefits test
Corporate Compliance Risk reviews a sample of closed loans every month for compliance by loan fulfillment center and the grades are part of the loan fulfillment center’s Key Performance Indicators

Slide 30

Subprime Mortgage Conduit

Slide 31

WaMu Subprime Conduit Strategy

Create a business model that is focused on long-term, stable income growth rather than short-term cash proceeds
Unlike some Wall Street conduits, WaMu’s conduit has significant “skin in the game”
Opportunistically add loans to WaMu’s balance sheet
Develop strong, lasting partnerships with sellers
Focused on middle market subprime lenders (net worth ≈ $5MM on average)
WaMu can provide warehouse funding, takeout, deposit services, etc.
Implement strong risk management systems
Accurate credit risk assessment
Ongoing risk management and feedback to acquisition and credit risk teams
Goal is stable and consistent loan performance
Employ “best in class” servicing tools and techniques
Washington Mutual sells servicing retained and affiliates retain residual ownership
Goal is to attain superior performance given credit quality
Ongoing performance feedback to acquisition and credit risk teams
Create strong relationships with investor partners
Transparency is a key goal

Slide 32

Risk Management – Sellers

Seller due diligence focused on developing a long-term profitable relationship
Thorough review of business and lending practices, underwriting philosophy and guidelines
Comparison to industry standards
Focus on prudent risk management of seller
Limit exposure to predatory lending and full compliance with consumer regulations
Review historical performance and compare to industry norms
Net worth ≈ $5MM on average
Sellers have room to grow their businesses but are not too big to control
WaMu can provide full menu of banking services
Ongoing “Deep Dive” seller performance monitoring using proprietary risk management models
Focus on credit and churning
Performance vs. expectations
Performance vs. other WaMu partners
Performance vs. industry
Seller reps/warrants strictly enforced

Slide 33

Risk Management – Mortgages

Extensive use of models drives performance expectations
Models are constantly re-calibrated to incorporate recent performance history
Clearly established minimum standards
Credit standards reviewed and approved by Washington Mutual Credit Policy Committee
Seller pools are filtered to so that loans meet minimum standards prior to due diligence
NO FICO < 500
MAX LTV/CLTV 100
NO High-risk property types: MH, 5+ units, condotels, coops, time shares
Significant level of loan level due diligence by third-party due diligence firms
100% complete re-underwrite on pools purchased from new sellers
25% - 100% complete re-underwrite for repeat sellers
100% validation of appraisal using third-party appraisal valuation product
20% - 100% appraisals reviewed using appraiser drive-by review
100% collateral file review by custodian
100% review for consumer compliance
100% review for predatory practices: flipping, equity stripping, fraud
Washington Mutual management reviews all due diligence decisions by third-parties

Slide 34

Collateral profile of conduit channel

Transaction		2006-HE1	2006-HE2	2006-HE3	2006-HE4	2006-HE5
Closing Date		Apr 20, 2006	May 25, 2006	Sep 29, 2006	Oct 27, 2006	Oct 28, 2006
Pool Size		$ 389,194,677	$ 472,002,321	$ 411,288,638	$ 291,043,919	$ 641,653,691
Loan Type	2nd Lien %	3%	6%	4%	5%	5%
	Adjustable Rate Mortgages	84%	86%	76%	86%	78%
	Interest Only Loans	35%	21%	20%	12%	11%
	40 Year Amortization	2%	18%	32%	42%	36%
	Piggyback 1sts	42%	41%	27%	24%	36%
Coupon	Weighted Average Coupon	7.38%	8.30%	8.16%	8.50%	8.31%
	ARM Gross Margin	5.69%	6.08%	5.60%	6.42%	6.62%
Loan Size	Average Loan Size	$ 208,039	$ 183,018	$ 222,559	$ 155,389	$ 192,805
	Loans < $50,000	1%	2%	1%	2%	2%
	Loans > $500,000	13%	12%	14%	6%	10%
Borrower Quality	FICO	635	625	623	631	626
	FICO < 600	24%	31%	35%	26%	29%
	0x30 Mortgage/Rent History	79%	79%	79%	58%	0%
	Debt to Income Ratio	41%	42%	42%	42%	42%
	DTI > 55%	0%	2%	0%	0%	0%
Loan-to-Value	Original Loan to Value Ratio	79%	81%	80%	83%	83%
	OLTV > 80%	29%	30%	37%	32%	49%
	Combined Loan to Value Ratio	87%	89%	84%	92%	89%
	CLTV > 80%	69%	70%	60%	78%	77%
Documentation	Full Documentation	45%	54%	51%	50%	47%
	Stated Income	49%	43%	45%	26%	50%
Property	Owner Occupied	96%	96%	93%	94%	94%
	SFR + PUD	94%	88%	84%	88%	87%
	California	40%	37%	39%	17%	28%

Purpose	Cashout	48%	45%	65%	37%	58%
	Purchase	47%	51%	27%	58%	38%

Slide 35

Subprime Servicing

Slide 36

Servicing Default Management Organization

Steve Champney SVP National Default Ed Bach National Mgr Collections & Subprime Loss Mit Ann Thorn National Mgr Asset Recovery Ken Bartell National Mgr FRU/MIS/Budget/Call Strategy & Reporting Renee Johnson National Mgr Strategic Ops Brad Kallner National Mgr Prime Loss Mitigation Danny Lawson Senior Mgr Reserves Open National REO &Special Services Michael Goines Div. Mgr SubPrime IB/OB Beth Boulton Div. Mgr BKR/FLC Timeline Mike Wood Dept Mgr FRU/Loss Analysis Steve Solof Div. Mgr Audit Wendy Woodcock Dept Mgr Ops Support Haran Sundareasan SM II Prime REO - FL Pat Friedberg Div. Mgr SubPrime 30-89 Ann Garbis Div. Mgr BKR/FLC Splc. Loans Karen Gothard Dept Mgr Def. Reporting Open Div. Mgr Sr. Project Mgr Treana Higginbotham Dept. Mgr Workout Spec. Marilyn Sanders Asset Mgr IISP REO - TX Lisa Shepherd Div. Mgr EEPD/FPD Open Div. Mgr AR Vendor Mgmt Greg Purtee Div. Mgr Call Center Strategy Loretta Clark Dept Mgr II Communications and Emp. Morale Julie Mathis Sect. Mgr II Organ. Design Mahala Anderton Div. Mgr Prime Michele Stockdale Div. Mgr P/P & S/P Cynthia Vranesevic Mgr II MIS/Budget Open Div. Mgr Credit Risk Wendy Knafelc Dept. Mgr Spec. Projects Open Div. Mgr SubPrime IB/OB Miguel Perez Dept. Mgr SubPrime LM/Back End Chats Open Dept Mgr SubPrime LM/Front End JaxOpen Nancy Gonseth National Mgr Credit Risk

Slide 37

Steve Champney
Ed Bach
Ron Poindexter
 Lisa Shepherd
Cynthia Vranesevic
Brad Kallner
Ken Bartell
Danny Lawson
Ann Thorn
Renee Johnson
 Nancy Gonseth

Slide 38

Servicer Ratings reflect above average ability

WMB’s Subprime Servicer Ratings:
Moody’s – “SQ2” Above Average
“Moody's ratings are based on above average collection abilities, above average loss mitigation results, above average foreclosure timeline and REO management and above average servicer stability.” Moody’s Investors Service press release July 8, 2005.
Standard & Poor’s – “Above Average”
“Servicer demonstrates very high ability, efficiency, and competence in managing mid-to-large-sized portfolios, as well as solid management experience, an acceptable track record, internal practices and policies that meet industry or regulatory standards, and a managed-portfolio performance history similar to industry averages.” Standard & Poor’s
Fitch – “RPS2+” Full Approval (with Noted Strengths)
“Servicers that receive a level two (2/2+/2-) rating have demonstrated high performance in all relevant categories. In addition, the level two designations represent the servicer has specific strengths in several areas…” Fitch Ratings

Slide 39

Recent improvements in subprime servicing strategy

Simplified performance incentive plan and increased bonus potential
Developed new capacity and forecasting models to ensure appropriate staffing levels maintained
Added second site in Florida to extend hours of coverage and enhance disaster recovery
Significantly enhanced dialer usage to increase size of calling campaigns and penetration rate; utilized call blending options resulting in an increase of “Right Party Contacts” and Service Levels
Automated Default operational reports and employee dashboards

Rolled out the “BITB Service Platform” to Sub-prime Collections and Loss Mitigation enabling customized payment and workout plans

Automated foreclosure referral process resulting in increased consistency and efficiency

Slide 40

Improved Servicing Metrics

			Outbound Call Volume		Outbound Call Volume
	Outbound Call Volume	Apr 2006	1522092	Apr 2006	1522092
Apr 2006	1522092	May 2006	2112006	May 2006	2112006
May 2006	2112006	Jun 2006	2247487	Jun 2006	2247487
Jun 2006	2247487	Jul 2006	2263762	Jul 2006	2263762
Jul 2006	2263762	Aug 2006	2395270	Aug 2006	2395270
Aug 2006	2395270	Sep 2006	2766588	Sep 2006	2766588
Sep 2006	2766588	Oct 2006	2486275	Oct 2006	2486275
Oct 2006	2486275	Nov 2006	2034831	Nov 2006	2034831
Nov 2006	2034831	Dec 2006	2577421	Dec 2006	2577421
Dec 2006	2577421
			JIT		JIT
	JIT	Apr 2006	41732	Apr 2006	41732
Apr 2006	41732	May 2006	43755	May 2006	43755
May 2006	43755	Jun 2006	43584	Jun 2006	43584
Jun 2006	43584	Jul 2006	45713	Jul 2006	45713
Jul 2006	45713	Aug 2006	51118	Aug 2006	51118
Aug 2006	51118	Sep 2006	50431	Sep 2006	50431
Sep 2006	50431	Oct 2006	51993	Oct 2006	51993
Oct 2006	51993	Nov 2006	50019	Nov 2006	50019
Nov 2006	50019	Dec 2006	50588	Dec 2006	50588
Dec 2006	50588

			Inbound Calls Answered		Inbound Calls Answered
	Inbound Calls Answered	Apr 2006	55396	Apr 2006	55396
Apr 2006	55396	May 2006	60306	May 2006	60306
May 2006	60306	Jun 2006	80852	Jun 2006	80852
Jun 2006	80852	Jul 2006	84248	Jul 2006	84248
Jul 2006	84248	Aug 2006	87439	Aug 2006	87439
Aug 2006	87439	Sep 2006	67420	Sep 2006	67420
Sep 2006	67420	Oct 2006	75002	Oct 2006	75002
Oct 2006	75002	Nov 2006	66892	Nov 2006	66892
Nov 2006	66892	Dec 2006	61421	Dec 2006	61421
Dec 2006	61421
			Calls Planned		Calls Planned
	Calls Planned	Apr 2006	667994	Apr 2006	667994
Apr 2006	667994	May 2006	799403	May 2006	799403
May 2006	799403	Jun 2006	1020560	Jun 2006	1020560
Jun 2006	1020560	Jul 2006	1092660	Jul 2006	1092660
Jul 2006	1092660	Aug 2006	1157739	Aug 2006	1157739
Aug 2006	1157739	Sep 2006	1396643	Sep 2006	1396643
Sep 2006	1396643	Oct 2006	1403623	Oct 2006	1403623
Oct 2006	1403623	Nov 2006	1225715	Nov 2006	1225715
Nov 2006	1225715	Dec 2006	1328899	Dec 2006	1328899
Dec 2006	1328899

			RPC		RPC
	RPC	Apr 2006	49778	Apr 2006	49778
Apr 2006	49778	May 2006	44509	May 2006	44509
May 2006	44509	Jun 2006	55461	Jun 2006	55461
Jun 2006	55461	Jul 2006	78224	Jul 2006	78224
Jul 2006	78224	Aug 2006	77995	Aug 2006	77995
Aug 2006	77995	Sep 2006	69071	Sep 2006	69071
Sep 2006	69071	Oct 2006	64278	Oct 2006	64278
Oct 2006	64278	Nov 2006	53560	Nov 2006	53560
Nov 2006	53560	Dec 2006	67385	Dec 2006	67385
Dec 2006	67385
			Promises		Promises
	Promises	Apr 2006	17408	Apr 2006	17408
Apr 2006	17408	May 2006	27339	May 2006	27339
May 2006	27339	Jun 2006	42243	Jun 2006	42243
Jun 2006	42243	Jul 2006	41261	Jul 2006	41261
Jul 2006	41261	Aug 2006	44367	Aug 2006	44367
Aug 2006	44367	Sep 2006	44100	Sep 2006	44100
Sep 2006	44100	Oct 2006	46765	Oct 2006	46765
Oct 2006	46765	Nov 2006	47010	Nov 2006	47010
Nov 2006	47010	Dec 2006	48722	Dec 2006	48722
Dec 2006	48722

Slide 41

Improved Servicing Metrics

	Outbound Call Volume		Outbound Call Volume		Outbound Call Volume
Apr 2006	1522092	Apr 2006	1522092	Apr 2006	1522092
May 2006	2112006	May 2006	2112006	May 2006	2112006
Jun 2006	2247487	Jun 2006	2247487	Jun 2006	2247487
Jul 2006	2263762	Jul 2006	2263762	Jul 2006	2263762
Aug 2006	2395270	Aug 2006	2395270	Aug 2006	2395270
Sep 2006	2766588	Sep 2006	2766588	Sep 2006	2766588
Oct 2006	2486275	Oct 2006	2486275	Oct 2006	2486275
Nov 2006	2034831	Nov 2006	2034831	Nov 2006	2034831
Dec 2006	2577421	Dec 2006	2577421	Dec 2006	2577421

	JIT		JIT		JIT
Apr 2006	41732	Apr 2006	41732	Apr 2006	41732
May 2006	43755	May 2006	43755	May 2006	43755
Jun 2006	43584	Jun 2006	43584	Jun 2006	43584
Jul 2006	45713	Jul 2006	45713	Jul 2006	45713
Aug 2006	51118	Aug 2006	51118	Aug 2006	51118
Sep 2006	50431	Sep 2006	50431	Sep 2006	50431
Oct 2006	51993	Oct 2006	51993	Oct 2006	51993
Nov 2006	50019	Nov 2006	50019	Nov 2006	50019
Dec 2006	50588	Dec 2006	50588	Dec 2006	50588

	Inbound Calls Answered		Inbound Calls Answered		Inbound Calls Answered
Apr 2006	55396	Apr 2006	55396	Apr 2006	55396
May 2006	60306	May 2006	60306	May 2006	60306
Jun 2006	80852	Jun 2006	80852	Jun 2006	80852
Jul 2006	84248	Jul 2006	84248	Jul 2006	84248
Aug 2006	87439	Aug 2006	87439	Aug 2006	87439
Sep 2006	67420	Sep 2006	67420	Sep 2006	67420
Oct 2006	75002	Oct 2006	75002	Oct 2006	75002
Nov 2006	66892	Nov 2006	66892	Nov 2006	66892
Dec 2006	61421	Dec 2006	61421	Dec 2006	61421

	Calls Planned		Calls Planned		Calls Planned
Apr 2006	667994	Apr 2006	667994	Apr 2006	667994
May 2006	799403	May 2006	799403	May 2006	799403
Jun 2006	1020560	Jun 2006	1020560	Jun 2006	1020560
Jul 2006	1092660	Jul 2006	1092660	Jul 2006	1092660
Aug 2006	1157739	Aug 2006	1157739	Aug 2006	1157739
Sep 2006	1396643	Sep 2006	1396643	Sep 2006	1396643
Oct 2006	1403623	Oct 2006	1403623	Oct 2006	1403623
Nov 2006	1225715	Nov 2006	1225715	Nov 2006	1225715
Dec 2006	1328899	Dec 2006	1328899	Dec 2006	1328899

	RPC		RPC		RPC
Apr 2006	49778	Apr 2006	49778	Apr 2006	49778
May 2006	44509	May 2006	44509	May 2006	44509
Jun 2006	55461	Jun 2006	55461	Jun 2006	55461
Jul 2006	78224	Jul 2006	78224	Jul 2006	78224
Aug 2006	77995	Aug 2006	77995	Aug 2006	77995
Sep 2006	69071	Sep 2006	69071	Sep 2006	69071
Oct 2006	64278	Oct 2006	64278	Oct 2006	64278
Nov 2006	53560	Nov 2006	53560	Nov 2006	53560
Dec 2006	67385	Dec 2006	67385	Dec 2006	67385
	Promises		Promises		Promises
Apr 2006	17408	Apr 2006	17408	Apr 2006	17408
May 2006	27339	May 2006	27339	May 2006	27339
Jun 2006	42243	Jun 2006	42243	Jun 2006	42243
Jul 2006	41261	Jul 2006	41261	Jul 2006	41261
Aug 2006	44367	Aug 2006	44367	Aug 2006	44367
Sep 2006	44100	Sep 2006	44100	Sep 2006	44100
Oct 2006	46765	Oct 2006	46765	Oct 2006	46765
Nov 2006	47010	Nov 2006	47010	Nov 2006	47010
Dec 2006	48722	Dec 2006	48722	Dec 2006	48722

Slide 42

Washington Mutual Overview

Slide 43

Leading Player in All Business Lines

National Rankings
Retail Banking
Total deposits and retail banking stores 6th
Debit cards outstanding 3rd
Bank credit card issuer1 6th
Commercial Group
Multi-family portfolio holdings 1st
Home Loans
Home lending originations and servicing2 3rd
Home equity loans 6th
Subprime lending3 9th

1 Nilson Report, 8/06, mid-year 2006 ranking.
2 Inside Mortgage Finance, YTD through 9/30/06 (originations), as of 9/30/06 (servicing)
3 Inside B&C Lending, YTD through 9/30/06

Slide 44

Powerful Distribution Franchise
Presence in 18 of 30 Largest Metropolitan Areas
Retail Banking and Mortgage Lending
2,225 Retail Stores in 15 States
3,912 ATMs
325 Home Loan Centers in 22 States
Wholesale, Consumer Direct and/or Long Beach Mortgage Lending in 49 States
Multi-Family Lending through 54 Offices in 17 Markets
As of 12/31/06

Slide 45

Asset Mix Continues to Evolve

Slide 45
Asset Mix Continues to Evolve
$187 billion as of 12/31/99
Other Assets Loans Held for Sale Multi-Family and CRE Home Equity Prime Home Loans and MBS Credit Cards Subprime
7.10% 0.40% 9.80% 4.60% 75.80% 2.40%

$346 billion As of 12/31/06
Other Assets Loans Held for Sale Multi-Family and CRE Home Equity Prime Home Loans and MBS Credit Cards Subprime
55658 44970 36906 55200 122438 12326 18790

Slide 46

Management Depth Kerry Killinger Chairman and CEO 34 Years of Industry Experience Tom Casey CFO 15 Years Fay Chapman General Counsel 30 Years Steve Rotella President and COO 27 Years Ron Cathcart Chief Enterprise Risk Officer 23 Years John Woods Controller 19 Years Robert Williams Treasurer 20 Years James Corcoran President, Retail Bank 25 years Joseph Saunders President, Credit Cards 37 Years David Schneider President, Home Loans 13 Years Al Brooks President, Commercial 27 Years Deb Horvath Chief Tech. Officer 26 Years Executives shaded in yellow joined Washington Mutual after October 1, 2004

Slide 47

Strong Credit Ratings
 Based on WaMu’s strong deposit base, lending franchise and financial strength

	Washington Mutual, Inc.				Washington Mutual Bank
	Moody’s	S&P	Fitch	DBRS	Moody’s	S&P	Fitch	DBRS
Senior Unsecured LT	A3	A-	A	A	A2	A	A	A
Short Term	P2	A2	F1	R-1	P1	A1	F1	R-1
Subordinated	Baa1	BBB+	A-	A	A3	A-	A-	A
Deposit	--	--	--	--	A2	n/r	A+	A
Preferred Stock	Baa2	BBB	A-	BBB	n/r	n/r	n/r	n/r
Outlook	S	P*	S	S	S	P*	S	S

Moodys(1):  “Ratings reflect its solid consumer and mortgage franchises, with strong market shares in many different geographic markets, as well as its good earnings, sound asset quality and solid management.”

Standard and Poors(2) : “The outlook revision reflects the significant improvement in risk management practices within WaMu’s mortgage bank operations, in particular the risks of managing a large servicing portfolio.”

1 Source: Moody’s, 4/06
2 Source: Standard and Poor’s, 2/16/06

Slide 48

Contacts

Doug Potolsky WaMu Subprime Capital Markets Senior Vice President (212) 702-6961 doug.potolsky@wamu.net Dave Coultas, CFA, CPA Long Beach Mortgage FVP, Capital Markets (206) 302-4158 dave.coultas@wamu.net Henry Engelken, CFA WaMu Subprime Capital Markets FVP, Director of Investor Relations (212) 702-6965 henry.engelken@wamu.net Lead underwriter contacts: Vincent Varca WaMu Capital Corp. Director (212) 702-6931 vincent.varca@wamu.net Kevin Richmond WaMu Capital Corp. Subprime Trader (212) 702-6921 Kevin.richmond@wamu.net Long Beach Mortgage performance information: www.longbeachmortgage.com
wmsubprime.lewtan.com